Exhibit 4.1

_______________________________________

THE ROYAL BANK OF SCOTLAND PLC

as Issuer,

THE ROYAL BANK OF SCOTLAND GROUP PLC

as Guarantor,

THE BANK OF NEW YORK MELLON,

acting through its London Branch

as Original Trustee,

WILMINGTON TRUST COMPANY

as Trustee for The Royal Bank of Scotland plc Retail Corporate Notes

and

CITIBANK, N.A.

as Securities Administrator for The Royal Bank of Scotland plc Retail Corporate Notes

_______________________________________

SECOND SUPPLEMENTAL INDENTURE

dated as of September 20, 2010

to

THE AMENDED AND RESTATED INDENTURE

dated as of August 13, 2010

_______________________________________

SECOND SUPPLEMENTAL INDENTURE (“Second Supplemental Indenture”), dated as of September 20, 2010, among THE ROYAL BANK OF SCOTLAND PLC, a corporation incorporated in Scotland with registered number SC090312, as issuer (the “Company”), THE ROYAL BANK OF SCOTLAND GROUP PLC, a corporation incorporated in Scotland with registered number SC045951, as guarantor (the “Guarantor”), THE BANK OF NEW YORK MELLON, acting through its London Branch, as the Trustee originally named in the Senior Indenture (as defined below) (the “Original Trustee”), WILMINGTON TRUST COMPANY, as trustee for The Royal Bank of Scotland plc Retail Corporate Notes issuable under the Senior Indenture (the “Trustee”), and Citibank, N.A., as securities administrator for The Royal Bank of Scotland plc Retail Corporate Notes (the “Securities Administrator”).

WITNESSETH

WHEREAS, the Company, the Guarantor and the Original Trustee have executed and delivered an Amended and Restated Indenture, dated as of August 13, 2010 (the “Senior Indenture”), among the Company, the Guarantor and the Original Trustee (the “Senior Indenture”, and together with the First Supplemental Indenture dated as of August 25, 2010 among the Company, the Guarantor, the Original Trustee, the Trustee and the Securities Administrator, and this Second Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s Senior Debt Securities (the “Securities”), including The Royal Bank of Scotland plc Retail Corporate Notes;

WHEREAS, Sections 3.01(v), 6.15 and 9.01(l) of the Senior Indenture permit the Company, the Guarantor and the Trustee to enter into a supplemental indenture for the purpose of appointing an alternate Trustee in respect of one or more particular series of Securities, and that, upon acceptance of such appointment, such alternate Trustee shall be vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to that particular series of Securities;

WHEREAS, the parties hereto desire to establish certain additional terms with respect to certain Securities to be known as “The Royal Bank of Scotland plc Retail Corporate Notes” (each, a “Note,” and together, the “Notes”) and to appoint the Trustee, a Delaware banking corporation, as the trustee in respect of issuances of the Notes;

WHEREAS, pursuant to an administration agreement dated as of September 20, 2010 (the “Administration Agreement”), the Company, the Guarantor and the Trustee have appointed Citibank, N.A. (the “Securities Administrator”) to act as Authenticating Agent, Paying Agent, Senior Debt Security Registrar and transfer agent (the “Transfer Agent”) for the Notes, subject to the terms and conditions of the Administration Agreement and the Indenture;

WHEREAS, Section 9.01(f) of the Senior Indenture permits the Company, the Guarantor and the Trustee to enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Senior Indenture without consent of Holders;

WHEREAS, the Board of Directors of each of the Company and the Guarantor have authorized the entry into this Second Supplemental Indenture, as required by Section 9.01 of the Senior Indenture; and

WHEREAS, the Company and the Guarantor have requested that the Original Trustee and the Trustee execute and deliver this Second Supplemental Indenture and whereas all actions required by it to be taken in order to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company, the Guarantor, the Original Trustee, the Trustee and the Securities Administrator mutually covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definition of Terms.  For all purposes of this Second Supplemental Indenture:

(a)           a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(b)           capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Senior Indenture;

(c)           the singular includes the plural and vice versa; and

(d)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
SURVIVOR’S OPTION

Section 2.01.  Survivor’s Option.  If the terms of any Note established in accordance with Section 3.01 of the Indenture provide that the representative of a beneficial owner of such Note shall have the option to elect repayment of such Note following the death of the beneficial owner of such Note (a “Survivor’s Option”), so long as such Note was acquired by the beneficial owner of such Note at least six months prior to the date of death, the exercise of the Survivor’s Option shall be subject to the terms of this Article 2; provided, however, that if the terms of any such Note conflicts with any provision of this Article 2, the terms of such Note shall govern.  Pursuant to the valid exercise of the Survivor’s Option, the Company shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or surviving joint owner with such deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased

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beneficial owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment (or at a price equal to the amortized face amount for Original Issue Discount Securities on the date of such repayment), subject to any limitations set forth in the terms of the applicable Note with respect to such Survivor’s Option with respect to aggregate exercises of Survivor’s Options in any year or on behalf of any one deceased beneficial owner (each, a “Put Limitation”). Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed to be the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment.  However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased holder’s spouse will be deemed to be the death of a beneficial owner only with respect to the deceased person’s interest in the Note, and only the deceased beneficial owner's percentage interest in the principal amount of the Note will be subject to repayment to the estate of the deceased beneficial owner upon application of the person who has authority to act on behalf of the deceased beneficial owner.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed to be the death of the beneficial owner of such Note for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Note, if such beneficial interest can be established to the satisfaction of the Securities Administrator. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between spouses. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

Tenders of Notes (or portion thereof) pursuant to valid exercises of the Survivor’s Option shall be accepted in the order all such Notes are received by the Securities Administrator, except for any Note (or portion thereof) the acceptance of which would contravene a Put Limitation, if any. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded a Put Limitation, if any, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened such Put Limitation, if applied, shall be deemed to be tendered in the following calendar year in the order such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of acceptance, unless otherwise specified pursuant to Section 3.01 of the Senior Indenture. In the event that a Note (or any portion thereof) tendered for repayment pursuant to a valid exercise of the Survivor’s Option is not accepted, the Securities

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Administrator shall deliver a notice, by first-class mail to the registered holder thereof at its last known address as indicated in the Security register, that states the reason such Note (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Securities Administrator must receive from the Representative of the deceased beneficial owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States or medallion guaranteed by a savings bank or credit union; (ii) tender of a Note (or portion thereof) to be repaid; (iii) a certification that (A) the deceased was the beneficial owner of the Note at the time of death and the interest in such Note was acquired by the deceased beneficial holder at least six months prior to the date of such death and, (B) the death of such beneficial owner has occurred and the date of such death and (C) the Representative has authority to act on behalf of the deceased beneficial owner; (iv) if applicable, a properly executed assignment or endorsement; (v) if the interest in such Note is held by a nominee, trustee, custodian or other person in a similar capacity, of the deceased beneficial owner, a certificate satisfactory to the Securities Administrator from such nominee, trustee, custodian or similar person attesting to the deceased’s beneficial ownership in such Note; (vi) tax waivers and such other instruments or documents that the Securities Administrator reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Securities Administrator requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the Notes. Subject to the Company’s right hereunder with respect to any Put Limitation, and provided that the requisite items above are in fact received by the Securities Administrator, the Securities Administrator shall be entitled to fully rely, and shall have no liability in relying, on the information supplied by a broker, the Representative or other entity with respect to the above and/or in processing the exercise of the Survivor's Option.

For any Note that is a registered Global Security, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Note. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the items described in the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option.  Such broker or other entity shall provide to the Securities Administrator (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Securities Administrator from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

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Section 2.02.   Master Note.  The Notes shall be evidenced by one or more master registered global notes (each, a “Master Note”) substantially in the form of Exhibit A to this Second Supplemental Indenture.

ARTICLE 3
APPOINTMENT AND ACKNOWLEDGEMENT

Section 3.01    The Trustee.  Pursuant to Sections 3.01(v), 6.15 and 9.01(l) of the Senior Indenture, the Company and the Guarantor hereby appoint Wilmington Trust Company as the Trustee to act in that capacity with respect to the Notes that may be issued from time to time under the Indenture.  The Trustee hereby acknowledges and accepts such appointment, and agrees to act for all purposes as Trustee with respect to the Notes, according to the terms of the Indenture.  Each reference to the “Trustee” in the Indenture shall mean Wilmington Trust Company or Citibank, N.A., as applicable, with respect to the Notes.

Section 3.02    The Securities Administrator.  The Securities Administrator hereby acknowledges the obligations and duties to be performed by the Securities Administrator under this Second Supplemental Indenture, including any duties or obligations of the Securities Administrator described in the Master Note and agrees to act for all such purposes with respect to the applicable Note, according to the terms of the Indenture and the Administration Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.01.   Effect Of Supplemental Indenture.  Upon the execution and delivery of this Second Supplemental Indenture by each of the Company, the Guarantor, the Original Trustee, the Trustee and the Securities Administrator, and the delivery of the documents referred to in Section 4.02 herein, the Senior Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Senior Indenture for all purposes, and any Holder of a Note that provides for a Survivor’s Option that is hereafter authenticated and delivered under the Senior Indenture shall be bound thereby.

Section 4.02.   Documents to be Given to the Trustee and the Securities Administrator.  As specified in Section 9.03 of the Senior Indenture and subject to the provisions of Section 6.03 of the Senior Indenture and Section 8.2 of the Administration Agreement, the Trustee and the Securities Administrator shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that this Second Supplemental Indenture complies with the applicable provisions of the Senior Indenture.

Section 4.03.  The Original Trustee.  Notwithstanding anything to the contrary contained herein or in the Indenture, the Original Trustee shall have no responsibilities whatsoever with respect to the Notes.  All responsibilities of a Trustee under the Indenture with respect to the Notes shall be the responsibilities of the Trustee appointed hereunder, Wilmington Trust Company, and the Securities Administrator, Citibank, N.A.,

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as applicable.  The Original Trustee has no relationship whatsoever with the Trustee or the Securities Administrator.

Section 4.04.   Confirmation Of Indenture.  The Senior Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Senior Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.  This Second Supplemental Indenture constitutes an integral part of the Indenture.  In the event of a conflict between the terms and conditions of the Senior Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

Section 4.05.   Concerning The Trustee and the Securities Administrator.  None of the Original Trustee, the Trustee or the Securities Administrator assumes any duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Senior Indenture and, with respect to the Securities Administrator, the Administration Agreement.  None of the Original Trustee, the Trustee or the Securities Administrator makes any representations as to the validity or sufficiency of this Second Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Original Trustee, the Trustee or the Securities Administrator.  In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.  In performing its functions and duties under the Administration Agreement, the Securities Administrator shall be afforded all of the rights, protections, immunities and indemnities afforded to the Trustee, including but in no way limited to Article 6 thereof (other than Section 6.07 of the Indenture), insofar as such rights, protections, immunities and indemnities relate to the Trustee’s functions and duties as an Authenticating Agent, Paying Agent, Senior Debt Security Registrar or Transfer Agent under the Indenture.  Unless otherwise agreed with the Company and the Guarantor with respect to a particular issuance of Notes, neither the Trustee nor the Securities Administrator shall serve as the Calculation Agent (as defined in the Senior Indenture) with respect to the Notes.

Section 4.06.   Corporate Trust Office.  References in the Indenture to the Corporate Trust Office of the Trustee acting in its capacities as Authenticating Agent, Paying Agent, Senior Debt Security Registrar or Transfer Agent for the Notes shall refer to the Corporate Trust Office of the Securities Administrator, which shall be (a) solely for purposes of the transfer, exchange or surrender of the Notes and the presentment and surrender of the Notes for the final distributions thereon: Citibank, N.A., 111 Wall Street, 15th Floor Window, New York, NY 10005, Attention: Corporate Trust Services – RBS PLC Retail Corporate Note Program and (b) for all other purposes: Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, NY 10013, Attention: Global Transaction Services - RBS PLC Retail Corporate Note Program, or such other address as the Securities Administrator may designate from time to time by notice to the Trustee and the Company.

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Section 4.07.   Governing Law.  This Second Supplemental Indenture shall be deemed to be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Indenture, the Securities and the Guarantees shall be governed by (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of the Company, the Guarantor, the Original Trustee, the Trustee or the Securities Administrator, as the case may be.

Section 4.08.   Appointment of Agent for Service.  Each of the Company and the Guarantor has designated and appointed John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Securities or the Indenture, but for that purpose only, and agrees that service of process upon said John Fawcett shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York.  Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company or the Guarantor and such successor’s acceptance of such appointment.  Upon such acceptance, the Company or the Guarantor shall notify the Trustee of the name and address of such successor.  The Company and the Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said John Fawcett in full force and effect so long as any of the Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action.  The Company and the Guarantor hereby submit (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.09.    Separability.  In case any provision contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.10.    Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as Issuer

By:	/s/ Ron Huggett
	Name:	Ron Huggett
	Title:	Authorized Signatory

By:	/s/ John Cummins
	Name:	John Cummins
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Guarantor

By:	/s/ Ron Huggett
	Name:	Ron Huggett
	Title:	Authorized Signatory

By:	/s/ John Cummins
	Name:	John Cummins
	Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Original Trustee

By:	/s/ Michael Lee
	Name:	Michael Lee
	Title:	Senior Associate

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee for the Notes

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

CITIBANK, N.A., as Securities Administrator for the Notes

By: :	/s/ Wafaa Orfy
	Name:	Wafaa Orfy
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF MASTER REGISTERED
GLOBAL SENIOR RETAIL CORPORATE NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless otherwise defined herein, all terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is a Global Security within the meaning of the Indenture and represents one or more obligations of The Royal Bank of Scotland plc, a corporation incorporated in Scotland with registered number SC090312 (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), which are designated as “Retail Corporate Notes” and which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of Retail Corporate Notes authorized by the Company’s Board of Directors to be issued (each such obligation, a “Supplemental Obligation”).  The terms of each Supplemental Obligation are and will be reflected in this Note and in the sections entitled “Description of Notes- Payment of Principal and Interest,” “- Interest and Interest Rates,” “- Redemption and Repayment,” “- Survivor’s Option” and “- Additional Amounts” (collectively, the “Incorporated Sections”) of the Company’s Prospectus Supplement dated September 20, 2010 (the “Prospectus Supplement”) and in a pricing supplement of the Company identified on Schedule 1 hereto (each such pricing supplement, together with the Incorporated Sections, a “Pricing Supplement”), which Pricing Supplement(s) are on file with the Securities Administrator.  With respect to each Supplemental Obligation, the provisions of the applicable Pricing Supplement hereby are incorporated by reference herein and are deemed to be a part of this Note as of the Original Issue Date specified on Schedule 1.  Each reference herein to “this Note” includes and shall be deemed to refer to each Supplemental Obligation.  All references in the Indenture to the “Senior Debt Securities of any series,” the “Senior Debt Securities of the relevant series,” the “Senior Debt Securities of such series” or any substantially similar phrase shall be deemed to include a Supplemental Obligation or Supplemental Obligations, as the case may be, provided that all Supplemental Obligations shall be deemed to constitute a single series of Senior Debt Securities for purposes of the Indenture.  For the avoidance of doubt, the terms “we,” “us,” “our” and “RBS” in the Incorporated Sections refer to the Company, and the term “RBSG” in the Incorporated Sections refers to the Guarantor.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase "unless otherwise provided m the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated.  It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation.  Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Note is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, as applicable, the manner of determining the principal amount of and interest, if any, on such Supplemental Obligation, the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable and whether a Survivor’s Option is applicable to such Supplemental Obligation.

This Note is a “Master Note,” which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

THE ROYAL BANK OF SCOTLAND PLC
SENIOR RETAIL CORPORATE NOTE

REGISTERED
NUMBER  ____________

The Company, for value received, hereby promises to pay to CEDE & CO., for distribution to registered assigns, the principal amount of each Supplemental Obligation at the Stated Maturity, and to pay interest, until the principal amount is paid, thereon in the manner set forth in the applicable Pricing Supplement.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company designated as provided in the Indenture.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee or by an Authenticating Agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose, provided that where the Indenture provides for a Senior Debt Security to be executed, authenticated or delivered, such execution, authentication or delivery shall be deemed to occur with respect to a Supplemental Obligation upon the making by the Securities Administrator of the notation required by the related Company Order on Schedule 1, and provided further that, where the Indenture provides that a Senior Debt

Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender shall be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on Schedule 1.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

THE ROYAL BANK OF SCOTLAND PLC

By:

By:

GUARANTEE OF THE ROYAL BANK OF SCOTLAND GROUP plc

THE ROYAL BANK OF SCOTLAND GROUP plc (herein called the “Guarantor,” which term includes any successor person under the Indenture (as defined on the reverse hereof)) hereby unconditionally guarantees (the “Guarantee”) to each holder of this Note the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Note and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Note and any and all amounts under the Indenture (including but not limited to, the fees, expenses and indemnities of the Trustee), when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Note and of the Indenture.  In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts or sinking fund payment and any and all amounts under the Indenture, (including but not limited to, the fees, expenses and indemnities of the Trustee) the Guarantor hereby agrees to pay, or cause any such payment to be made, punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company in accordance with the terms of such Note and of the Indenture.

Unless otherwise defined, all terms used in this Guarantee which are defined in the Indenture shall have the meanings ascribed to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

THE ROYAL BANK OF SCOTLAND PLC

By:

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:_____________

CITIBANK, N.A.
as authenticating agent on behalf of the Trustee

By:
Authorized Signatory

[Reverse of Note]

THE ROYAL BANK OF SCOTLAND PLC
SENIOR RETAIL CORPORATE NOTE

This Note is one of a duly authorized series of Senior Debt Securities of the Company designated as “The Royal Bank of Scotland plc Retail Corporate Notes” (the “Notes”) issued and to be issued under an Amended and Restated Indenture dated as of August 13, 2010, among the Company, The Royal Bank of Scotland Group plc (the “Guarantor”), The Bank of New York Mellon, acting through its London Branch (the “Original Trustee”), as supplemented by the Second Supplemental Indenture dated as of September 20, 2010, among the Company, the Guarantor, the Original Trustee, Wilmington Trust Company, which has been appointed by the Company and the Guarantor to act as Trustee for the Notes (the “Trustee,” which term includes any successor trustee for the Notes under the Indenture) and Citibank, N.A., as Securities Administrator for the Notes (the “Securities Administrator,” which term includes any successor securities administrator appointed by the Company, the Guarantor and the Trustee) (such Amended and Restated Indenture, as supplemented by such Second Supplemental Indenture and as may be supplemented or amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.  Pursuant to an administration agreement dated as of September 20, 2010 (the “Administration Agreement”) among the Company, the Guarantor, the Trustee and the Securities Administrator, the Company, the Guarantor and the Trustee have appointed the Securities Administrator to act as Authenticating Agent, Paying Agent, Senior Debt Security Registrar and transfer agent for the Notes as provided for in the Administration Agreement and the Indenture.  The amount of the series of Notes may be increased at any time.  The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

This Note is not subject to any sinking fund.

Unless otherwise specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be redeemable at the option of the Company prior to its Stated Maturity.

Unless otherwise specified in the applicable Pricing Supplement, a Supplemental Obligation shall not be repayable at the option of the Holder, whether pursuant to a Survivor’s Option or otherwise, prior to its Stated Maturity.

In the event of redemption or repayment of a Supplemental Obligation, in whole or in part, annotation of such redemption or repayment shall be made on Schedule 1 by the Securities Administrator.

If an Event of Default (as defined in the Indenture) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding under the Indenture and affected by such amendment and modification.  The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of Notes then Outstanding under the Indenture and affected thereby, on behalf of the holders of all Notes then Outstanding under the Indenture, to waive compliance by the Company, the Guarantor and the Trustee with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Senior Debt Security Register of the registrar relating to the Notes upon surrender of this Note for registration of transfer at the office or agency of the registrar designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Securities Administrator and any agent of the Company, the Trustee or the Securities Administrator may treat the entity in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Securities Administrator nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities, provided that this Note shall be exchangeable for definitive Senior Debt Securities of the same series pursuant to Section 3.05 of the Indenture only (i) if the Depositary notifies the Trustee that it is unwilling or unable to continue to act as Depositary or ceases to be a clearing agency registered under the Exchange Act, (ii) if, in the event of a winding-up of the Company or the Guarantor, the Company or the Guarantor fails to make a payment on this Note when due or (iii) at any time if the Company at its option and in its sole discretion determines that this Note should be exchanged for definitive Senior Debt Securities of the same series.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--	as tenants in common
TEN ENT--	as tenants by the entireties
JT TEN--	as joint tenants with right of survivorship and not as tenants in common

UNIF TRANS MIN ACT--		Custodian
	(Cust.)		(Minor)

Under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________.

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other Identifying Number of Assignee: ________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the paying agent on behalf of the Trustee, Citibank, N.A., must receive at 111 Wall Street, 15th Floor Window, New York, NY 10005, Attention: Corporate Trust Services – RBS plc Retail Corporate Notes, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $1,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$_______________________
DATE: __________________	NOTICE:	The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

œ
By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below; (2) (a) the deceased was the beneficial owner of the principal amount of The Royal Bank of Scotland plc Retail Corporate Notes (the “Notes”) listed below at the date of his or her death and the six-month holding period has been satisfied, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; and (3) subject to the aggregate limitation on the amount of Notes which may be tendered in any calendar year, it hereby elects to tender the principal amount of Notes set forth below for repayment by The Royal Bank of Scotland plc for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased owner plus accrued interest to the date of repayment.

The deceased beneficial owner held the principal amount of Notes to be tendered as (check one):

___	a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

___	a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the decease beneficial owner. $_______________

Full name of deceased beneficial owner (please attach death certificate):

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Signature Guarantee:

Participant in a recognized Signature Guarantee
Medallion Program (or other signature guarantor
program reasonably acceptable to the Securities Administrator)
Principal amount of Notes being tendered for repayment (amount must exceed $1,000):

$___________________

The Royal Bank of Scotland plc may in its sole discretion, limit the aggregate principal amount of Notes that may be tendered pursuant to the Survivor’s Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine.  Additional tender limitations and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated September 20, 2010 to the Prospectus dated May 18, 2010.  The Securities Administrator, on behalf of The Royal Bank of Scotland plc, has the right to reject tenders of Notes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased holder.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth-full title.)

Signature(s) of Authorized Representative(s):

Dated:  ___________________, 20___

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed be authorized representative of: (1) a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, or (2) a commercial bank or trust company  having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:  ___________, 20___

Schedule 1

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Fixed, Floating or Fixed to Floating Rate Note	Base Rate	Original Discount Note	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment	Trustee Notation